Exhibit 99.1

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES

FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT

UAL REPORTS $1.3 BILLION FULL-YEAR 2011 PROFIT EXCLUDING SPECIAL ITEMS;

$840 MILLION PROFIT INCLUDING SPECIAL ITEMS

UAL REPORTS $109 MILLION FOURTH-QUARTER PROFIT EXCLUDING SPECIAL ITEMS;

$138 MILLION NET LOSS INCLUDING SPECIAL ITEMS

CHICAGO, Jan. 26, 2012 – United Continental Holdings, Inc. (NYSE: UAL) today reported full-year 2011 net income of $1.3 billion or $3.49 per diluted share, excluding $483 million of special items consisting primarily of integration-related costs. Including special items, UAL reported full-year 2011 net income of $840 million or $2.26 per diluted share. UAL reported fourth-quarter net income of $109 million or $0.30 per diluted share, excluding $247 million of special items. Including special items, UAL reported a fourth-quarter 2011 net loss of $138 million or $0.42 loss per share.

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UAL 2011 consolidated passenger revenue increased 9.0 percent compared to the pro forma results for 2010. Consolidated passenger revenue per available seat mile (PRASM) increased 9.2 percent in 2011 compared to the pro forma results for 2010.

•	UAL consolidated passenger revenue increased 5.6 percent in the fourth quarter compared to the same period in 2010. Fourth-quarter 2011 consolidated PRASM increased 8.2 percent year-over-year.

•	Consolidated fuel expense for 2011, excluding the impact of hedges, increased 36.5 percent, or $3.4 billion, year-over-year on a pro forma basis.

•	UAL ended 2011 with $8.3 billion in unrestricted cash, cash equivalents and short term investments and undrawn lines of credit.

•	Co-workers earned $265 million in profit sharing for full-year 2011, which will be distributed on Feb. 14, 2012.

•	The consolidated network operated more than two million flights and had 142 million passengers in 2011, carrying the most traffic of any airline in the world.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 2

“We made significant progress in 2011 building the world’s leading airline, while running a clean, safe and reliable operation,” said Jeff Smisek, UAL’s president and chief executive officer. “I am proud of the results we achieved by working together at the new United, and I look forward to seeing my co-workers share in our success when we distribute more than a quarter billion dollars of profit sharing on Valentine’s Day.”

UAL results for the fourth quarter include the financial results of its two operating subsidiaries, United Airlines and Continental Airlines. Prior to the closing of the merger on Oct. 1, 2010, UAL results included only the financial results of United. Pro forma results that consolidate the financial results for Continental for periods prior to the merger are included for meaningful year-over-year comparisons.

Fourth-Quarter Revenue and Capacity

For the fourth quarter of 2011, total revenue was $8.9 billion, an increase of 5.5 percent year-over-year. Fourth-quarter consolidated passenger revenue rose 5.6 percent to $7.8 billion, compared to the same period in 2010.

Consolidated revenue passenger miles (RPMs) for the fourth quarter of 2011 decreased 3.2 percent year-over-year, while capacity (available seat miles or ASMs) decreased 2.5 percent year-over-year, resulting in a fourth-quarter consolidated load factor of 81.5 percent.

Consolidated yield for the fourth quarter of 2011 increased 9.0 percent year-over-year. Fourth-quarter 2011 consolidated PRASM increased 8.2 percent compared to the same period in 2010.

Mainline RPMs in the fourth quarter of 2011 decreased 3.6 percent on a mainline capacity decrease of 2.7 percent year-over-year, resulting in a fourth-quarter mainline load factor of 81.9 percent. Mainline yield for the fourth quarter of 2011 increased 8.3 percent compared to the same period in 2010. Fourth-quarter 2011 mainline PRASM increased 7.4 percent year-over-year.

“Our strong revenue performance is a direct result of offering customers an unmatched global route network and competitive products, and our co-workers’ focus on service,” said Jim Compton, UAL’s executive vice president and chief revenue officer. “Our momentum will help deliver the revenue and profitability necessary for us to continue to invest in a great product for our customers.”

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 3

Passenger revenue for the fourth quarter of 2011 and period-to-period comparisons of related statistics for UAL’s mainline and regional operations are as follows:

	4Q 2011 Passenger Revenue (millions)	Passenger Revenue vs. 4Q 2010	PRASM vs. 4Q 2010	Yield vs. 4Q 2010	ASMs vs. 4Q 2010
Domestic	$3,149	4.9%	10.3%	9.8%	(4.9%)

Atlantic	1,312	1.6%	3.7%	6.5%	(2.0%)
Pacific	1,110	1.7%	1.1%	4.5%	0.6%
Latin America	624	14.2%	11.7%	11.3%	2.2%

International	$3,046	4.0%	4.3%	6.8%	(0.3%)

Mainline	$6,195	4.4%	7.4%	8.3%	(2.7%)
Regional	1,619	10.2%	11.3%	10.2%	(1.0%)

Consolidated	$7,814	5.6%	8.2%	9.0%	(2.5%)

Cargo and other revenue in the fourth quarter of 2011 increased 4.8 percent, or $51 million, year-over-year.

Fourth-Quarter Costs

Total operating expenses, including special items, increased $337 million, or 3.9 percent, in the fourth quarter compared to the same period of 2010. Fourth-quarter fuel costs increased $660 million year-over-year. Fourth-quarter 2011 operating expenses, excluding fuel, profit sharing and special items, decreased $86 million, or 1.5 percent, year-over-year.

Consolidated costs per available seat mile (CASM), excluding special items and ancillary business expense, increased 10.1 percent and mainline CASM, excluding special items and ancillary business expense, increased 10.5 percent in the fourth quarter of 2011 compared to the same period of 2010. Fourth-quarter consolidated and mainline CASM, including special items, increased 6.6 and 6.2 percent year-over-year, respectively.

In the fourth quarter, consolidated and mainline CASM, excluding special items and ancillary business expense and holding fuel rate and profit sharing constant, increased 0.5 percent and 0.7 percent, respectively, compared to the results for the same period of 2010.

“Our results reflect the work of our entire team to operate our airline in a cost effective manner and help deliver a strong profit during our first full year as a merged company,” said Zane Rowe, UAL’s executive vice president and chief financial officer. “We are well positioned to reach our integration milestones and synergy goals in 2012.”

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 4

Year-End Liquidity and Fourth-Quarter Cash Flow

During the fourth quarter, UAL entered into a new $500 million revolving credit facility. UAL ended 2011 with $8.3 billion in unrestricted liquidity, comprised of $7.8 billion of cash, cash equivalents and short-term investments and $500 million of undrawn commitments under the new revolving credit facility. During the fourth quarter, the company generated $265 million of operating cash flow and had gross capital expenditures of $204 million. The company made scheduled debt and net capital lease payments of $423 million and prepaid $71 million of debt and capital leases in the fourth quarter. For the full year, the company made $2.6 billion of debt and capital lease payments, including prepayments.

Integration Progress

In 2011, United accomplished several milestones toward completing full integration, including obtaining a single operating certificate from the Federal Aviation Administration.

United announced several product improvements in 2011, including a $550 million investment in its onboard product, and aligned meal, snack and beverage services on board flights and in airport club lounges. The company also introduced MileagePlus as its loyalty program and unveiled its 2012 benefits and services for United’s most-frequent flyers.

The company has co-located check-in, ticket counter and gate facilities at 66 airports since closing the merger and now has a single area for check-in at 291 airports systemwide. More than 800 aircraft are now rebranded in the new United livery.

United remained focused on building its Working Together culture to ensure that co-workers share in the success they help create. During the year, United introduced new perfect-attendance, on-time bonus, profit-sharing and pass-travel programs for co-workers.

Notable 2011 Accomplishments

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United and Continental recorded U.S. Department of Transportation domestic on-time arrival rates of 80.2 percent and 77.1 percent, respectively, and system completion factors of 98.5 percent and 98.6 percent, respectively, for the year. For international flights, United and Continental both recorded on-time arrival rates of 77.4 percent. The on-time arrival rates are based on flights arriving within 14 minutes of scheduled arrival time.

•	Co-workers of the combined company earned cash incentive payments for on-time performance totaling $40 million during 2011.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 5

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Technicians at the company’s United subsidiary ratified a new labor agreement, and professional engineers at United and Continental rejected union representation. The company also made substantial progress on a new agreement with the United flight attendants in 2011, which led to a tentative agreement in January 2012.

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The company inducted five Next Generation Boeing narrowbody aircraft into its fleet and continued to retire older, less-efficient models, including six Boeing 737 classics, three Boeing 757-200s, two Boeing 767-200ERs and one Boeing 747-400.

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The company expanded its global route network, launching nonstop flights to several international destinations including Lagos, Nigeria; Stuttgart, Germany; Providenciales, Turks and Caicos Islands; Port-au-Prince, Haiti; Guadalajara, Mexico; and Shanghai, China. The company also announced new daily nonstop international flights beginning in 2012 to Manchester, England; Dublin, Ireland; Buenos Aires, Argentina; and Doha, Qatar via Dubai, United Arab Emirates.

•	The company announced its intent to install satellite based WiFi on its entire mainline fleet.

•	The company continued to install flat-bed seats in first and business class on its international fleet, and now has the new seats on 136 aircraft, more than any other U.S. carrier.

•	United and its partner Chase introduced the new United MileagePlus Explorer Card, offering a wide range of benefits for cardmembers.

•	The company operated the first U.S. commercial flight powered by advanced biofuels.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,656 flights a day to 376 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,000 daily flights to 1,290 airports in 189 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow United on Twitter and Facebook.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 6

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 7

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2011 AND

THREE MONTHS ENDED DECEMBER 31, 2010

PRO FORMA RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data)	2011	2010	% Increase / (Decrease)	2011	2010 Pro Forma (A)	% Increase / (Decrease)
Operating Revenue:
Passenger:
Mainline	$6,195	$5,932	4.4	$25,975	$23,877	8.8
Regional	1,619	1,469	10.2	6,536	5,962	9.6

Total Passenger Revenue	7,814	7,401	5.6	32,511	29,839	9.0
Cargo	285	310	(8.1)	1,167	1,160	0.6
Special revenue item (D)	—	—	NM	107	—	NM
Other	829	753	10.1	3,325	3,110	6.9

Total Operating Revenue	8,928	8,464	5.5	37,110	34,109	8.8

Operating Expenses:
Aircraft fuel (B)	3,105	2,459	26.3	12,375	9,558	29.5
Salaries and related costs	1,910	1,822	4.8	7,652	7,489	2.2
Regional capacity purchase (C)	596	602	(1.0)	2,403	2,420	(0.7)
Landing fees and other rent	477	511	(6.7)	1,928	1,978	(2.5)
Aircraft maintenance materials and outside repairs	414	386	7.3	1,744	1,496	16.6
Depreciation and amortization	390	403	(3.2)	1,547	1,544	0.2
Distribution expenses	333	338	(1.5)	1,435	1,387	3.5
Aircraft rent	249	256	(2.7)	1,009	1,021	(1.2)
Special charges (D)	249	482	NM	592	615	NM
Other operating expense	1,160	1,287	(9.9)	4,603	4,682	(1.7)

Total Operating Expenses	8,883	8,546	3.9	35,288	32,190	9.6

Operating Income (Loss)	45	(82)	NM	1,822	1,919	(5.1)

Nonoperating Income (Expense):
Interest expense	(218)	(258)	(15.5)	(949)	(1,047)	(9.4)
Interest capitalized	8	8	—	32	33	(3.0)
Interest income	5	7	(28.6)	20	21	(4.8)
Miscellaneous, net	14	1	NM	(80)	29	NM

Total Nonoperating Expense	(191)	(242)	(21.1)	(977)	(964)	1.3

Income (Loss) before income taxes	(146)	(324)	(54.9)	845	955	(11.5)
Income tax expense (benefit) (E)	(8)	1	NM	5	—	NM

Net Income (Loss)	($138)	($325)	(57.5)	$840	$955	(12.0)

Earnings (Loss) per share, basic	($0.42)	($1.01)	(58.4)	$2.54	$3.01	(15.6)

Earnings (Loss) per share, diluted	($0.42)	($1.01)	(58.4)	$2.26	$2.61	(13.4)

Weighted average shares, basic	330	322	2.5	329	317	3.8
Weighted average shares, diluted	330	322	2.5	383	378	1.3

NM Not meaningful

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 8

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2011	2010	2011	2010
Operating Revenue:
Passenger:
Mainline	$6,195	$5,932	$25,975	$16,019
Regional	1,619	1,469	6,536	4,217

Total Passenger Revenue	7,814	7,401	32,511	20,236
Cargo	285	310	1,167	832
Special revenue item (D)	—	—	107	—
Other	829	753	3,325	2,257

Total Operating Revenue	8,928	8,464	37,110	23,325

Operating Expenses:
Aircraft fuel (B)	3,105	2,459	12,375	6,687
Salaries and related costs	1,910	1,822	7,652	5,002
Regional capacity purchase (C)	596	602	2,403	1,812
Landing fees and other rent	477	511	1,928	1,307
Aircraft maintenance materials and outside repairs	414	386	1,744	1,115
Depreciation and amortization	390	403	1,547	1,079
Distribution expenses	333	338	1,435	912
Aircraft rent	249	256	1,009	500
Special charges (D)	249	482	592	669
Other operating expense	1,160	1,287	4,603	3,266

Total Operating Expenses	8,883	8,546	35,288	22,349

Operating Income (Loss)	45	(82)	1,822	976

Nonoperating Income (Expense):
Interest expense	(218)	(258)	(949)	(798)
Interest capitalized	8	8	32	15
Interest income	5	7	20	15
Miscellaneous, net	14	1	(80)	45

Total Nonoperating Expense	(191)	(242)	(977)	(723)

Income (Loss) before income taxes	(146)	(324)	845	253

Income tax expense (benefit) (E)	(8)	1	5	—

Net Income (Loss)	($138)	($325)	$840	$253

Earnings (Loss) per share, basic	($0.42)	($1.01)	$2.54	$1.22

Earnings (Loss) per share, diluted	($0.42)	($1.01)	$2.26	$1.08

Weighted average shares, basic	330	322	329	207
Weighted average shares, diluted	330	322	383	253

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 9

UNITED CONTINENTAL HOLDINGS, INC.

CONSOLIDATED NOTES (UNAUDITED)

(A)	United Continental Holdings, Inc. (“UAL”) is a holding company and its principal, wholly owned subsidiaries are United Air Lines, Inc. (“United”) and, effective October 1, 2010, Continental Airlines, Inc. (“Continental”). Continental became a subsidiary of UAL as a result of a merger. Included in this investor release is pro forma financial information for year-to-date 2010. All pro forma combined company information is based on financial information previously published in our Investor Update and Earnings Release issued Apr. 21, 2011, which can be found on our website at http://ir.unitedcontinentalholdings.com.
(B)	UAL’s results of operations include fuel expense for both mainline and regional operations.

(In millions, except per gallon)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Increase / (Decrease)	2011	2010 Pro Forma (A)	% Increase / (Decrease)
Total mainline fuel expense	$2,513	$1,989	26.3	$9,936	$7,760	28.0
Exclude impact of non-cash net mark-to-market (“MTM”) impact	—	(14)	(100.0)	—	(32)	(100.0)

Mainline fuel expense excluding MTM impact	2,513	1,975	27.2	9,936	7,728	28.6
Add: Regional fuel expense	592	470	26.0	2,439	1,798	35.7

Consolidated fuel expense excluding MTM impact	3,105	2,445	27.0	12,375	9,526	29.9
Exclude impact of fuel hedge settlements	(23)	18	NM	503	(93)	NM

Consolidated fuel expense excluding hedge impacts (a)	$3,082	$2,463	25.1	$12,878	$9,433	36.5

Mainline fuel consumption (gallons)	789	818	(3.5)	3,303	3,333	(0.9)
Mainline average jet fuel price per gallon (cents)	318.5	243.2	31.0	300.8	232.8	29.2
Mainline average jet fuel price per gallon excluding non-cash net MTM impact (cents)	318.5	241.4	31.9	300.8	231.9	29.7
Mainline average jet fuel price per gallon excluding fuel hedge impacts (cents)	315.6	243.6	29.6	316.0	229.1	37.9
Regional fuel consumption (gallons)	180	183	(1.6)	735	739	(0.5)
Regional average jet fuel price per gallon (cents)	328.9	256.8	28.1	331.8	243.3	36.4
Consolidated consumption (gallons)	969	1,001	(3.2)	4,038	4,072	(0.8)
Consolidated average jet fuel price per gallon (cents)	320.4	245.7	30.4	306.5	234.7	30.6
Consolidated average jet fuel price per gallon excluding non-cash net MTM impact (cents)	320.4	244.3	31.2	306.5	233.9	31.0
Consolidated average jet fuel price per gallon excluding fuel hedge impacts (cents)	318.1	246.1	29.3	318.9	231.7	37.6

(a)	Beginning April 1, 2010, UAL designated substantially all of its outstanding fuel derivative contracts as cash flow hedges under GAAP. As of December 31, 2011, UAL has $100 million of accumulated other comprehensive losses on its balance sheet for its designated cash flow hedges.
(C)	UAL has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express, Continental Express and Continental Connection. Under these agreements, UAL pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rent of $177 million and $704 million for the three months and twelve months ended December 31, 2011, respectively, of which $126 million and $51 million is included in regional capacity purchase expense and aircraft rentals, respectively, for the three months ended December 31, 2011 and $498 million and $206 million is included in regional capacity purchase expense and aircraft rentals, respectively, for the twelve months ended December 31, 2011 in our Statements of Consolidated Operations.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 10

UNITED CONTINENTAL HOLDINGS, INC.

CONSOLIDATED NOTES (UNAUDITED)

(D)	Special items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2011	2010	2011	2010 Pro Forma (A)	2010
Revenue - Chase co-branded marketing agreement modification	$—	$—	$107	$—	$—

Integration-related costs	170	493	517	493	564
Termination of maintenance service contract	58	—	58	—	—
Aircraft charges (gains), net	(2)	24	(6)	142	136
Lease termination and other special charges	19	—	19	15	4
Intangible asset impairment	4	29	4	29	29
Goodwill impairment credit	—	(64)	—	(64)	(64)

Total special charges	249	482	592	615	669

Operating non-cash MTM losses on undesignated fuel hedges	—	14	—	32	32

Loss on asset sales	—	—	—	15	15
Accelerated depreciation related to early asset retirement	—	—	—	13	13

Severance	—	—	—	1	1

Total special items operating expense impact	249	496	592	676	730

Total special items	249	496	485	676	730

Income tax benefit	(2)	(11)	(2)	(12)	(12)

Special items, net of tax	$247	$485	$483	$664	$718

2011 - Special Items

UAL, United, Continental and Mileage Plus Holdings, LLC, a wholly owned subsidiary of United, executed an Amended and Restated Co-Branded Card Marketing Services Agreement (the Co-Brand Agreement) with Chase Bank USA, N.A. (Chase) in June 2011, through which the company sells mileage credits to Chase and the company’s loyalty program members accrue frequent flyer miles for making purchases using credit cards issued by Chase. The Co-Brand Agreement modifies and combines the previously existing co-branded agreements between Chase and each of United and Continental, respectively. As a result of the execution of the Co-Brand Agreement, revenues received as part of this agreement are subject to Accounting Standards Update 2009-13, “Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13), adopted by the company on Jan. 1, 2011, which is applied to all contracts entered into or materially modified after the adoption date of the accounting standard. The application of the new accounting standard to the Co-Brand Agreement, which was determined to be a material modification of the previously existing co-branded agreements, decreases the value of the air transportation deliverables related to the agreement that the company records as deferred revenue (and ultimately Passenger Revenue when redeemed awards are flown) and increases the value of the marketing-related deliverables recorded in Other Revenue at the time these marketing-related deliverables are provided. The provisions of ASU 2009-13 require that existing deferred revenue be adjusted retroactively to reflect the value of the undelivered air transportation deliverables at the date of the contract modification. As a result, the company recorded a retroactive, one-time non-cash income adjustment to revenue of $107 million in the second quarter of 2011.

Integration-related costs consist of expenses related to the merger and integration of United and Continental. Integration-related costs for the three months ended December 31, 2011 include compensation costs related to systems integration and training, costs to repaint aircraft and other branding activities, costs to write-off or accelerate depreciation on systems and facilities that are no longer used or planned to be used for significantly shorter periods, and severance primarily associated with administrative headcount reductions. In addition, at Dec. 31, 2011, UAL became obligated to issue to the Pension Benefit Guaranty Corporation (“PBGC”), no later than Feb. 14, 2012, $62.5 million aggregate principal amount of 8% Contingent Senior Unsecured Notes. UAL recorded a liability of approximately $39 million for the fair value of that obligation. The company classified the liability as an integration-related cost since the financial results of UAL, excluding Continental’s results, would not have resulted in a triggering event under the 8% Notes indenture.

Other special charges during the fourth quarter of 2011, include costs to terminate a maintenance service contract early, adjustments to reserves for certain legal matters and gains and losses on the disposal of aircraft. The company also recorded impairment charges on certain intangible assets related to foreign take-off and landing slots to reflect the estimated fair value of these assets as part of its annual impairment test of indefinite lived intangible assets.

Integration-related costs for the twelve months ended December 31, 2011 include the fourth quarter costs mentioned above and costs to terminate certain service contracts that will not be used by the company, the cost of one tranche of PBGC Contingent Senior Unsecured Notes, for which the company recorded a liability of $49 million in the second quarter, costs to write-off system assets that are no longer used or planned to be used by the company, payments to third-party consultants to assist with integration planning and organization design, severance related costs primarily associated with administrative headcount reductions, relocation and training, and compensation costs related to the systems integration.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 11

Other special charges for the three and twelve months ended December 31, 2011 include costs to terminate a maintenance service contract, adjustments to reserves for certain legal matters and gains and losses on the disposal of aircraft. The company also recorded impairment charges on certain intangible assets related to foreign take-off and landing slots to reflect the estimated fair value of these assets as part of its annual impairment test of indefinite lived intangible assets.

2010 - Special Items

Integration-related costs consist of charges related to the merger and integration of United and Continental. Integration-related costs include costs related to the planning and execution of the merger, including costs for items such as financial advisor, legal and other advisory fees. Also included in integration-related costs are salary and severance-related costs that are primarily associated with administrative headcount reductions and compensation costs related to the merger. Integration-related costs also include costs to terminate certain service contracts that will not be used by the combined company, costs to write-off system assets that are no longer used or planned to be used by the combined company and payments to third-party consultants to assist with organization planning and organization design.

Aircraft impairments in the fourth quarter and full year of 2010 are primarily related to a decrease in the estimated market value of UAL’s non-operating Boeing 737 and 747 aircraft.

The intangible impairment is a $29 million write-down of UAL’s indefinite-lived Brazil routes due to an estimated decrease in the value of these routes as a result of a new open skies agreement.

The goodwill impairment credit resulted from the correction of an accounting error. During 2010, UAL determined it overstated its deferred tax liabilities by approximately $64 million when it applied fresh start accounting upon its exit from bankruptcy in 2006. Under applicable standards in 2008, this error would have been corrected with a decrease to goodwill, which would have resulted in a decrease in the amount of UAL’s 2008 goodwill impairment charge. Therefore, UAL corrected this overstatement in the fourth quarter of 2010 by reducing its deferred tax liabilities and recorded it as a goodwill impairment credit in its consolidated statement of operations.

Non-cash MTM gains on undesignated fuel hedges relates to United’s MTM gains on fuel hedge contracts that were not designated as cash flow hedges. Under applicable accounting standards, MTM gains/losses on undesignated contracts are immediately recorded to fuel expense each period unlike MTM gains/losses on designated cash flow hedges which are initially deferred through other comprehensive income.

(E)	Income tax expense (benefit) is primarily related to state income taxes and the tax effect of changes in indefinite-lived intangibles. No federal income tax expense was recognized related to our pretax income for the three and twelve months ended December 31, 2011 due to the utilization of book net operating loss carryforwards for which no benefit has previously been recognized. We are required to provide a valuation allowance for our deferred tax assets in excess of deferred tax liabilities because UAL concluded that it is more likely than not that such deferred tax assets will ultimately not be realized.

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 12

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	% Increase / (Decrease)		2011	2010 Pro Forma (A)	% Increase / (Decrease)
Mainline:
Passengers (thousands)	22,960	24,417	(6.0)		96,360	99,452	(3.1)
Revenue passenger miles (millions)	43,130	44,750	(3.6)		181,763	184,580	(1.5)
Available seat miles (millions)	52,636	54,104	(2.7)		219,437	220,060	(0.3)
Cargo ton miles (millions)	661	755	(12.5)		2,646	3,002	(11.9)

Passenger load factor:
Mainline	81.9%	82.7%	(0.8	) pts.	82.8%	83.9%	(1.1	) pts.
Domestic	84.2%	83.8%	0.4	pts.	85.1%	84.9%	0.2	pts.
International	79.5%	81.5%	(2.0	) pts.	80.5%	82.8%	(2.3	) pts.

Passenger revenue per available seat mile (cents)	11.77	10.96	7.4		11.84	10.85	9.1
Average yield per revenue passenger mile (cents)	14.36	13.26	8.3		14.29	12.94	10.4
Average fare per passenger	$269.82	$242.95	11.1		$269.56	$240.09	12.3

Cost per available seat mile (CASM) (cents):
CASM (a)	13.88	13.07	6.2		13.15	12.00	9.6
CASM, excluding special items (b)	13.41	12.16	10.3		12.88	11.69	10.2
CASM, excluding special items and ancillary business expenses (b)	13.29	12.03	10.5		12.77	11.57	10.4
CASM, excluding special items, ancillary business expenses and fuel (b)	8.52	8.38	1.7		8.24	8.06	2.2
CASM, holding fuel rate and profit sharing constant, excluding special items and ancillary business expenses (b)	12.12	12.03	0.7		11.74	11.57	1.5

Average price per gallon of jet fuel (cents) (c)	318.5	243.2	31.0		300.8	232.8	29.2
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	318.5	241.4	31.9		300.8	231.9	29.7
Average price per gallon of jet fuel excluding fuel hedge impact (cents) (c)	315.6	243.6	29.6		316.0	229.1	37.9
Fuel gallons consumed (millions)	789	818	(3.5)		3,303	3,333	(0.9)

Aircraft in fleet at end of period	701	710	(1.3)		701	710	(1.3)
Average stage length (miles) (d)	1,850	1,777	4.1		1,844	1,792	2.9
Average daily utilization of each aircraft (hours)	10:14	10:24	(1.6)		10:42	10:46	(0.6)

Regional:
Passengers (thousands)	11,231	11,316	(0.8)		45,439	46,098	(1.4)
Revenue passenger miles (millions)	6,339	6,337	0.0		25,768	25,961	(0.7)
Available seat miles (millions)	8,078	8,160	(1.0)		33,091	33,034	0.2
Passenger load factor	78.5%	77.7%	0.8	pts.	77.9%	78.6%	(0.7	) pts.

Passenger revenue per available seat mile (cents)	20.04	18.00	11.3		19.75	18.05	9.4
Average yield per revenue passenger mile (cents)	25.54	23.18	10.2		25.36	22.97	10.4
Aircraft in fleet at end of period	555	552	0.5		555	552	0.5
Average stage length (miles) (d)	552	528	4.5		555	528	5.1

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 13

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS (Continued)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	% Increase / (Decrease)		2011	2010 Pro Forma (A)	% Increase / (Decrease)
Consolidated (Mainline and Regional):
Passengers (thousands)	34,191	35,733	(4.3)		141,799	145,550	(2.6)
Revenue passenger miles (millions)	49,469	51,087	(3.2)		207,531	210,541	(1.4)
Available seat miles (millions)	60,714	62,264	(2.5)		252,528	253,094	(0.2)
Passenger load factor	81.5%	82.0%	(0.5	) pts.	82.2%	83.2%	(1.0	) pts.

Passenger revenue per available seat mile (cents)	12.87	11.89	8.2		12.87	11.79	9.2
Total revenue per available seat miles (cents)	14.71	13.59	8.2		14.70	13.48	9.1
Average yield per revenue passenger mile (cents)	15.80	14.49	9.0		15.67	14.17	10.6

CASM (a)	14.63	13.73	6.6		13.97	12.72	9.8
CASM, excluding special items (b)	14.22	12.93	10.0		13.74	12.45	10.4
CASM, excluding special items and ancillary business expenses (b)	14.12	12.82	10.1		13.65	12.35	10.5
CASM, excluding special items, ancillary business expenses and fuel (b)	9.01	8.89	1.3		8.75	8.59	1.9
CASM, holding fuel rate and profit sharing constant, excluding special items and ancillary business expenses (b)	12.89	12.82	0.5		12.49	12.35	1.1

Average price per gallon of jet fuel (cents) (c)	320.4	245.7	30.4		306.5	234.7	30.6
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	320.4	244.3	31.2		306.5	233.9	31.0
Average price per gallon of jet fuel excluding fuel hedge impacts (cents) (c)	318.1	246.1	29.3		318.9	231.7	37.6
Fuel gallons consumed (millions)	969	1,001	(3.2)		4,038	4,072	(0.8)
Average full-time equivalent employees (thousands)	82.7	80.8	2.4		81.6	81.5	0.1

(a)	Includes impact of special items (See Note D).
(b)	These financial measures provide management and investors the ability to monitor the Company’s performance on a consistent basis.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 14

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various GAAP and non-GAAP financial measures including, net income/loss, net earnings/loss per share and CASM, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of UAL’s on-going performance. UAL began to apply cash flow hedge accounting effective April 1, 2010. Prior to the designation of fuel hedge instruments as cash flow hedges, MTM gains and losses were immediately recognized in fuel expense. UAL believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

(In millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	$ Increase / (Decrease)	% Increase / (Decrease)	2011	2010 Pro Forma (A)	$ Increase / (Decrease)	% Increase / (Decrease)
Consolidated Operating Revenue	$8,928	$8,464	$464	5.5	$37,110	$34,109	$3,001	8.8
Less: Special revenue item (D)	—	—	—	NM	107	—	107	NM

Consolidated Operating Revenue, excluding special revenue item	$8,928	$8,464	$464	5.5	$37,003	$34,109	$2,894	8.5

Consolidated Operating Expenses	$8,883	$8,546	$337	3.9	$35,288	$32,190	$3,098	9.6
Less: Special items (D)	249	496	(247)	NM	592	676	(84)	NM

Consolidated Operating Expenses, excluding special items	8,634	8,050	584	7.3	34,696	31,514	3,182	10.1
Less: Ancillary business expenses	60	68	(8)	(11.8)	235	259	(24)	(9.3)
Less: Consolidated fuel expense (excluding non-cash net MTM impact)	3,105	2,445	660	27.0	12,375	9,526	2,849	29.9
Less: Profit sharing programs, including taxes	23	13	10	76.9	265	290	(25)	(8.6)

Consolidated Operating Expenses, excluding fuel, profit sharing, special items and ancillary business expenses	$5,446	$5,524	($78)	(1.4)	$21,821	$21,439	$382	1.8

Net Income (Loss)	($138)	($325)	$187	(57.5)	$840	$955	($115)	(12.0)
Less: Special items, net (D)	247	485	(238)	NM	483	664	(181)	NM

Net Income, excluding special items	$109	$160	($51)	(31.9)	$1,323	$1,619	($296)	(18.3)

	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
Diluted earnings (loss) per share	($0.42)				$2.26
Addback: Special items, net	0.72				1.23

Diluted earnings per share, excluding special items	$0.30				$3.49

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UAL ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2011 PROFIT/PAGE 15

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Increase / (Decrease)	2011	2010 Pro Forma (A)	% Increase / (Decrease)
CASM Mainline Operations (cents):
Cost per available seat mile (CASM)	13.88	13.07	6.2	13.15	12.00	9.6
Less: Special items (D)	0.47	0.91	NM	0.27	0.31	NM

CASM, excluding special items	13.41	12.16	10.3	12.88	11.69	10.2
Less: Ancillary business expenses	0.12	0.13	(7.7)	0.11	0.12	(8.3)

CASM, excluding special items and ancillary business expenses	13.29	12.03	10.5	12.77	11.57	10.4
Less: Fuel expense	4.77	3.65	30.7	4.53	3.51	29.1

CASM, excluding special items, ancillary business expenses and fuel	8.52	8.38	1.7	8.24	8.06	2.2
Less: Profit sharing per available seat mile	0.04	0.02	100.0	0.12	0.13	(7.7)

CASM, excluding special items, ancillary business expenses, fuel, profit sharing	8.48	8.36	1.4	8.12	7.93	2.4
Add: Profit sharing held constant at prior year expense per available seat mile	0.02	0.02	NM	0.13	0.13	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.62	—	NM	3.49	—	NM
Add: Prior year fuel cost per available seat mile	—	3.65	NM	—	3.51	NM

CASM, holding fuel and profit sharing constant and excluding special items and ancillary business expenses	12.12	12.03	0.7	11.74	11.57	1.5

CASM Consolidated Operations (cents):
Cost per available seat mile (CASM)	14.63	13.73	6.6	13.97	12.72	9.8
Less: Special items (D)	0.41	0.80	NM	0.23	0.27	NM

CASM, excluding special items	14.22	12.93	10.0	13.74	12.45	10.4
Less: Ancillary business expenses	0.10	0.11	(9.1)	0.09	0.10	(10.0)

CASM, excluding special items and ancillary business expenses	14.12	12.82	10.1	13.65	12.35	10.5
Less: Fuel expense	5.11	3.93	30.0	4.90	3.76	30.3

CASM, excluding special items, ancillary business expenses and fuel	9.01	8.89	1.3	8.75	8.59	1.9
Less: Profit sharing per available seat mile	0.04	0.02	100.0	0.11	0.12	(8.3)

CASM, excluding special items, ancillary business expenses, fuel, profit sharing	8.97	8.87	1.1	8.64	8.47	2.0
Add: Profit sharing held constant at prior year expense per available seat mile	0.02	0.02	NM	0.11	0.12	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.90	—	NM	3.74	—	NM
Add: Prior year fuel cost per available seat mile	—	3.93	NM	—	3.76	NM

CASM, holding fuel and profit sharing constant and excluding special items and ancillary business expenses	12.89	12.82	0.5	12.49	12.35	1.1

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